EXHIBIT 21

                       Subsidiaries of Silgan Corporation





Silgan Plastics Corporation

         827599 Ontario Inc. (Canadian Holdco.)1

                      Express Plastic Containers Limited2


Silgan Containers Corporation

         California-Washington Can Corporation3

         SCCW Can Corporation3

828745 Ontario Inc. (NRO, Ltd.)
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1        Wholly-owned subsidiary of Silgan Plastics Corporation.
2        Wholly-owned subsidiary of Canadian Holdco.
3        Wholly-owned subsidiary of Silgan Containers Corporation.

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